FOR IMMEDIATE RELEASE

BORLAND CONTACTS:
Investors	Media
Lynne Farris	Becky Wood DiSorbo
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Borland Expands, Strengthens Management Team

Promotes Frederick A. Ball to Executive VP of Corporate Development and M&A
Kenneth R. Hahn Joins Company as Senior VP and CFO

SCOTTS VALLEY, Calif. — October 24, 2002 — Borland Software Corporation (Nasdaq NM: BORL) today announced, effective immediately, the promotion of Frederick A. Ball from Executive Vice President and Chief Financial Officer to the newly created position of Executive Vice President of Corporate Development and Mergers & Acquisitions. Mr. Ball assumes responsibility for all corporate development, strategic planning, acquisitions, and integration activities. Kenneth R. Hahn joins the company as Senior Vice President and Chief Financial Officer responsible for finance and corporate services, including human resources, facilities, and information technology. Mr. Ball and Mr. Hahn will report directly to President and Chief Executive Officer Dale L. Fuller.

Ball Promoted to Newly Created Position
“Promoting Fred to this key position and adding Ken to our team significantly expands and strengthens our management capabilities as we move Borland to its next level of growth,” said Mr. Fuller. “At this point in Borland’s evolution, executing on our strategic growth plan has been consuming a greater portion of management resources and bandwidth. Our recently announced acquisitions clearly indicate we have been actively engaged in the process. Because we expect these activities will have a far-reaching impact on the company, we need to dedicate more executive-level resources directly at these opportunities. Fred has spent an increasing amount of his time in this area, and we want to provide the appropriate focus on these strategic activities. Fred is the ideal person to fulfill this role given his thorough knowledge of Borland’s products, vision, and operations, combined with his significant M&A experience.”

Mr. Ball has served as chief financial officer since joining Borland in September 1999. Prior to joining Borland, Mr. Ball was the vice president of mergers and acquisitions for KLA-Tencor Corporation. A certified public accountant (CPA), Mr. Ball earned a Bachelor of Science degree in accounting from Virginia Polytechnic Institute and State University.

“Going forward, Fred will spearhead our corporate development and acquisitions strategy, including the evaluation of new business and partnership opportunities, identifying and filtering appropriate candidates, negotiating the terms, and ensuring that the integration process is thoughtful and well executed,” added Mr. Fuller. “These actions demonstrate Borland’s commitment to apply our best management and financial resources toward accelerating our growth through acquisitions, among other avenues. We anticipate Fred’s financial and operating background will provide the leadership

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we need to raise the bar on our efforts in this area, and we now have the infrastructure in place to execute accordingly.”

“I am very excited about this new opportunity to further strengthen Borland’s presence in the market,” Mr. Ball said. “Over the past year, we have successfully completed acquisitions that advance our leadership position in accelerating software application development. In the process, we have assembled a team that is capable of building on those successes and accelerating our growth potential.

“Since this management team joined Borland, we have focused on efficiency, execution, and expansion. We believe that now is the time to capitalize on the foundation we have established and leverage Borland’s infrastructure over a larger revenue base,” continued Mr. Ball. “Employing the same financial disciplines we have used in recent transactions, we expect to identify candidates that offer complementary technology, engineering talent, and/or revenue streams that will expand our presence in the market and become accretive within a relatively short time frame.”

Added Mr. Ball, “Specifically, we are focused on opportunities that can broaden our capabilities in designing, building, testing, integrating, deploying, and managing software applications—the overall application development lifecycle space. Today, we believe we have the management talent, infrastructure, and access to sufficient financial resources to execute our strategic growth plan.”

New CFO Joins Borland
Borland also announced that Kenneth R. Hahn joined the company as senior vice president and chief financial officer. Most recently, Mr. Hahn served as senior vice president, chief financial officer, and secretary of Extensity, Inc. (Nasdaq: EXTN), a leading provider of enterprise software for employee relationship management (ERM) solutions. Previously, he was a management consultant with The Boston Consulting Group, where he provided strategic and management counsel to high-tech and Fortune 500 companies. Mr. Hahn spent five years with the accounting firm of PricewaterhouseCoopers, LLP. An Arjay Miller Scholar, Mr. Hahn earned an MBA from Stanford University and a BA in Business Administration, summa cum laude, from California State University at Fullerton. He is also a CPA and certified management accountant (CMA).

“Ken brings to Borland a strong base of knowledge and experience,” stated Mr. Fuller. “He is known for his sound judgement, leadership skills, and high integrity, which are critical qualities at Borland. Meanwhile, Ken is inheriting a well-disciplined finance organization that is able to support our anticipated growth.”

“Working together at PriceWaterhouseCoopers years ago, Ken and I discovered that we shared the belief that a strong company is built upon solid financial disciplines combined with operating fundamentals to achieve sustainable, long-term, and profitable growth,” said Mr. Ball. “I am extremely confident in Ken’s ability to further strengthen our team as we move to the next phase of growth.”

Mr. Hahn stated, “I am very pleased to be joining Borland. This management team has demonstrated an ability to execute in difficult circumstances and achieve strong results over the last three years. With a solid management team supported by a healthy balance sheet and market-leading

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products, Borland is well-positioned to execute on its sound, well-articulated growth strategy. My goal is to help the company preserve this foundation and work as a key member of this team as we take Borland through the next stage of growth. I will further work to ensure that our strategy, achievements, and future plans are effectively communicated to all our constituencies. It is an exciting time for Borland, and I welcome the opportunity to participate in and contribute to the company’s success.”

“Bolstered by 11 consecutive quarters of positive cashflow from operations and ten consecutive quarters of profitability, Borland has a strong balance sheet with almost $310 million in cash and cash equivalents and no long-term debt. These accomplishments have helped raise the visibility and credibility of Borland among our customers, vendors, partners, and investors. It remains our overall goal to further strengthen our market position, continue to increase revenues, improve operating margins, and build shareholder value. We believe we have the management talent, infrastructure, and financial resources to execute on our strategic growth plan,” concluded Mr. Fuller.

About Borland
Borland Software Corporation is a leading provider of technology used to develop, deploy, integrate, and manage software applications. Delivering best-in-class technology solutions dedicated to interoperability, Borland allows enterprises of all sizes to move into Web based computing while leveraging legacy systems. From the Fortune 1000 to the Borland Developer Network comprised of millions of developers around the world, Borland provides customers the freedom to develop applications, deploy them anywhere, and integrate and manage them across the enterprise. Borland solutions enable organizations to increase productivity and deliver higher performance projects faster and on budget, while lowering total cost of ownership.

Founded in 1983, Borland is headquartered in Scotts Valley, California with operations worldwide. To learn more, visit Borland at http://www.borland.com, the Borland Developer Network at http://bdn.borland.com, or call Borland at (800) 632-2864.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement
This release contains “forward-looking statements” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. Forward-looking statements contained in this release may relate to, but are not limited to, Borland’s future financial performance, capital expenditures, revenues, acquisitions, earnings, costs, product development plans, global expansion plans, estimated size of potential customer markets, demand for Borland’s products, the projected acceptance of new technologies by existing or potential customers, the products developed, marketed or sold by Borland, market and technological trends in the software industry, and various economic and business trends. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among others, the following: general economic factors and capital market conditions, general industry trends, the ability to successfully integrate

Borland Expands, Strengthens Management Team October 24, 2002 Page 4

acquisitions, costs associates with acquisitions, diversion of management attention from other business concerns due to acquisitions, undisclosed or unanticipated liabilities and risks resulting from acquired companies, the potential effects on Borland of competition in computer software product and services markets, growth rates in the software and professional services markets that Borland participates in, rapid technological change that can adversely affect the demand for Borland's products, shifts in customer demand, geographic concentration of revenues, market acceptance of new or enhanced products or services developed, marketed or sold by Borland, delays in scheduled product availability dates, open source technologies that compete with Borland’s products, actions or announcements by competitors, software errors, reduction in sales to or loss of any significant customers, the size and timing of execution of enterprise-level licenses, Borland's ability to protect its intellectual property rights, dependence on technologies licensed from third parties, Borland's ability to attract and retain qualified personnel, Borland's ability to contain costs and the unanticipated impact on economic and financial conditions in the United States and around the world resulting from geopolitical conflicts and other consequences of the United States’ war against terrorism. These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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